UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2004

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

(a) (1) On October 25, 2004, effective as of October 22, 2004, Avatech Solutions, Inc. (the “Company”), Avatech Solutions Subsidiary, Inc., a controlled subsidiary of the Company, (“Subsidiary”), and Technical Learningwear Company, Inc., a wholly-owned subsidiary of Subsidiary (“TLC”), entered into amendments (collectively, the “Amendment”) to their credit facility with the Company’s senior lender, K Bank (the “Bank”). Specifically, the Amendment included: (i) a Second Modification Agreement by and between the Company, Subsidiary, TLC, and the Bank, which modifies the existing Loan and Security Agreement by and between Subsidiary and the Bank, as amended to date (the “Loan Agreement”), and the existing Guaranty from the Company and TLC for the benefit of the Bank, as amended to date, and (ii) a Second Amended and Restated Demand Promissory Note from Subsidiary to the Bank, which restates the existing Amended and Restated Demand Promissory Note from Subsidiary to the Bank.

(2) The Amendment formalizes the Company’s current informal agreement with the Bank, which allows the Company to borrow up to $3.0 million, limited to 85% of eligible accounts receivable. In addition, the Amendment modifies the restrictive covenants set forth in the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: October 28, 2004	By:	/s/ Christopher D. Olander
Christopher D. Olander
Executive Vice President and General Counsel